Exhibit 99.1

PRESS RELEASE | April 9, 2024 | NASDAQ: PLL

STRATEGIC REVIEW SUPPORTS CONTINUED PRODUCTION RAMP-UP AT NORTH AMERICAN LITHIUM

•	Spodumene production at North American Lithium (“NAL”) continues to ramp-up on plan
o	Process recoveries now exceeding ramp-up targets
o	Multiple daily production records achieved in March 2024
o	Product quality remains consistent at grades averaging 5.45% Li2O
•	Completion of key capital initiatives in Q2 2024 expected to significantly reduce operating costs
•	Shipments to contract customers commencing in 2024, reducing reliance on volatile spot markets
o	Piedmont shipped ~15,000t in Q1 2024; plans full-year shipments of ~126,000t weighted to H2’24

BELMONT, North Carolina, April 9, 2024 – Piedmont Lithium (“Piedmont” or the “Company”) (Nasdaq: PLL; ASX: PLL), a leading global supplier of lithium resources critical to the U.S. electric vehicle (“EV”) supply chain, announced that, following a detailed operational review, the joint venture partners of North American Lithium (“NAL”) have agreed to complete several ongoing capital project initiatives and continue operations with the goal of completing ramp-up activities to achieve steady state production within 2024.

NAL is jointly owned by Piedmont (25%) and Sayona Mining (ASX: SYA) (75%). Production at NAL commenced in March 2023, and the operations have been undergoing steady improvement. Process plant recoveries are now exceeding internal expectations, a key achievement in NAL’s ramp-up process. March month-to-date lithium recoveries were 69%, exceeding the ramp-up target of 67%, with global recovery of 62% during the July 2023 through March 2024 period. Production of spodumene concentrate has steadily increased with several daily production records achieved in March 2024, including the newest daily production record of 740 metric tons. Current plant throughput rates are in line with forecast expectations at 161 tonnes per hour and product quality remains consistent at 5.45% Li2O with moisture and other elements in line with expectations.

The joint venture partners have conducted an operational review to assess the pace of the production ramp-up in the context of a challenging lithium price environment. The review concluded that operations are generally ramping-up as planned, and that completion of two important capital improvement projects – a crushed ore storage dome and crushed ore re-feed system, both expected to be commissioned in May 2024 – should help operations achieve production increases and meaningful unit cost improvements. Unit mining costs also are expected to improve as operations move past underground workings and into fresh ore near the end of 2024.

“As the largest producing spodumene mine in North America, NAL is strategically important to our portfolio, our customers, and the market,” said Keith Phillips, President and Chief Executive Officer of Piedmont Lithium. “NAL production has been ramping up well, albeit in a challenging lithium market. With the imminent completion of important capital improvement projects expected to lead to production increases and operating cost improvements, we believe the project is well-positioned for the market recovery we anticipate and to operate successfully over the long term.”

For further information, contact:

Erin Sanders
SVP, Corporate Communications &
Investor Relations
T: +1 704 575 2549
E: esanders@piedmontlithium.com

About Piedmont Lithium

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations helps us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development construction, production, and ramp up activities or the timing of these activities, of Sayona Mining, Atlantic Lithium and Piedmont, including regarding operating cost improvements, regulatory approvals or permits or the timing thereof, project spend, timing of completion of capital projects and the effects of such projects, timing of planned deliveries and ability to improve productivity; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa, including financing options, the timing of final investment decisions and project spend; strategy; market cycles; lithium prices; equity values; costs of new project developments; lithium shortages; lithium market recovery; certain Company approvals, permitting, partnering and debt funding discussions; a recently completed workforce reduction; expense management and possible or assumed future financial results or financial condition. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, (xiv) our ability to deliver on our expense management efforts and other cost improvements expected upon completion of key capital projects as well as our future cash payments associated with these initiatives and potential future impairment charges and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.